Exhibit 99

CBS CORPORATION REPORTS FIRST QUARTER 2018 RESULTS
Revenues of $3.8 Billion, Up 13%
Operating Income of $772 Million, Up 6%; Adjusted Operating Income of $781 Million, Up 8%
Diluted EPS of $1.32; Adjusted Diluted EPS of $1.34, Up 26%

NEW YORK, May 3, 2018 - CBS Corporation (NYSE: CBS.A and CBS) today reported results for the first quarter of 2018, including record first-quarter revenue and all-time quarterly highs in adjusted operating income and adjusted diluted earnings per share (“EPS”).

“CBS’ phenomenal first-quarter results once again affirm that we have the right strategy to successfully monetize our premium content now and in the future,” said Leslie Moonves, Chairman and Chief Executive Officer, CBS Corporation. “We achieved these record results thanks to the many ways we are delivering our must-have content, including our direct-to-consumer services -- CBS All Access and Showtime OTT -- which continue to grow rapidly and are now contributing meaningful dollars to our bottom line while attracting younger viewers. We are just beginning to reap the benefits from our position as an industry leader in delivering content over-the-top while others are just entering this business. Beyond direct-to-consumer, our Company-wide growth in paying subscribers is an extremely important and unique part of our success. Specifically, when you combine our CBS and Showtime subs across traditional MVPDs, virtual MVPDs (aka “skinny bundles”), and direct-to-consumer services, CBS Corporation’s subscribers are not only growing, but the growth is also accelerating. And the average rate per sub is increasing strongly as well. Looking ahead, we are confident that the demand for our programming will only increase when we unveil our new primetime lineup for the CBS Television Network later this month. In addition, we have a very successful slate of new and returning series at Showtime that continues to drive its rates and subscribers, and we have the midterm elections this fall. All of this is leading to another record year for the CBS Corporation in 2018, and with today’s terrific results, we are even more confident in the very strong full-year growth outlook that we laid out three months ago.”

First Quarter 2018 Results
Revenues for the first quarter of 2018 increased 13% to $3.76 billion from $3.34 billion for the same prior-year period, with growth across all of the Company’s significant revenue streams. Affiliate and subscription fee revenues were up 16%, led by 25% higher retransmission revenues and fees from CBS Television Network affiliated stations as well as growth from digital initiatives, including the Company’s owned streaming subscription services. Content licensing and distribution revenues were up 18%, benefiting from growth from the international licensing of new series as well as the start of renewal periods for licenses of library programming. Advertising revenues increased 8%, which includes the Company’s acquisition of Network Ten in the fourth quarter of 2017.
Operating income for the first quarter of 2018, which included merger and acquisition-related costs of $9 million, increased 6% to $772 million from $726 million for the same prior-year period. Adjusted operating income increased 8% to $781 million from $726 million, reflecting the revenue growth, which was partially offset by a higher investment in programming and digital initiatives.
Net earnings from continuing operations for the first quarter of 2018 increased 13% to $511 million from $454 million for the same quarter last year. Adjusted net earnings increased 17% to $518 million from $441 million. These increases are mainly a result of the higher operating income.
Diluted EPS from continuing operations for the first quarter of 2018 increased 21% to $1.32 from $1.09 for the same quarter in 2017. Adjusted diluted EPS increased 26% to $1.34 from $1.06, benefiting from growth in net earnings as well as lower weighted average shares outstanding. During the quarter, the Company repurchased 3.8 million of its shares for $200 million.
Details of the discrete items excluded from financial results and reconciliations of adjusted results to their most directly comparable GAAP financial measures are included at the end of this earnings release.
Cash Flow
For the first quarter of 2018, operating cash flow from continuing operations was $717 million compared with $678 million for the first quarter of 2017. Operating cash flow for the first quarter of 2018 included a higher investment in programming and for the first quarter of 2017 included discretionary contributions of $100 million to prefund the Company’s qualified pension plans.

Consolidated and Segment Results (dollars in millions)
The tables below present the Company’s revenues by segment and type, segment operating income (loss) and depreciation and amortization by segment for the three months ended March 31, 2018, and 2017.

	Three Months Ended
	March 31,
Revenues by Segment	2018	2017
Entertainment	$2,716	$2,347
Cable Networks	609	543
Publishing	160	161
Local Media	415	409
Corporate/Eliminations	(139)	(117)
Total Revenues	$3,761	$3,343

	Three Months Ended
	March 31,
Revenues by Type	2018	2017
Advertising	$1,733	$1,603
Content licensing and distribution	995	845
Affiliate and subscription fees	979	842
Other	54	53
Total Revenues	$3,761	$3,343

	Three Months Ended
	March 31,
Segment Operating Income (Loss)	2018	2017
Entertainment	$492	$403
Cable Networks	230	250
Publishing	16	15
Local Media	118	124
Corporate	(75)	(66)
Adjusted Operating Income	781	726
Merger and acquisition-related costs	(9)	—
Total Operating Income	$772	$726

	Three Months Ended
	March 31,
Depreciation and Amortization	2018	2017
Entertainment	$30	$29
Cable Networks	6	6
Publishing	1	1
Local Media	11	11
Corporate	8	8
Total Depreciation and Amortization	$56	$55

Entertainment (CBS Television Network, CBS Television Studios, CBS Studios International, CBS Television Distribution, Network Ten, CBS Interactive, and CBS Films)
Entertainment revenues of $2.72 billion for the first quarter of 2018 increased 16% from $2.35 billion for the same prior-year period. Affiliate and subscription fees grew 39%, driven by higher station affiliation fees and growth from digital initiatives, including CBS All Access and “skinny bundles.” Content licensing and distribution revenues increased 16%, benefiting from growth from the international licensing of new series and the start of renewal periods for licenses of library programming. Advertising revenues increased 11% from the same prior-year period, driven by the acquisition of Network Ten in the fourth quarter of 2017. CBS Network advertising revenues increased 1%.
Entertainment operating income of $492 million for the first quarter of 2018 increased 22% from $403 million, reflecting the higher revenues.
Cable Networks (Showtime Networks, CBS Sports Network, and Smithsonian Networks)
Cable Networks revenues of $609 million for the first quarter of 2018 increased 12% from $543 million for the same prior-year period, benefiting from growth of the Showtime subscription streaming service and the start of the renewal period for the licensing of Showtime original series.
Cable Networks operating income of $230 million for the first quarter of 2018 decreased 8% from $250 million for the same prior-year period, reflecting an increased investment in programming, including the launch of two new hit series, The Chi and Our Cartoon President, on Showtime during the first quarter of 2018.
Publishing (Simon & Schuster)
Publishing revenues of $160 million for the first quarter of 2018 decreased 1% from $161 million for the same prior-year period. Bestselling titles for the first quarter of 2018 included I’ve Got My Eyes On You by Mary Higgins Clark and The Last Black Unicorn by Tiffany Haddish.
Publishing operating income of $16 million for the first quarter of 2018 increased 7% from $15 million for the same prior-year period, reflecting lower operating expenses resulting from the revenue mix.

Local Media (CBS Television Stations and CBS Local Digital Media)
Local Media revenues of $415 million for the first quarter of 2018 increased 1% from $409 million for the same prior-year period, driven by higher retransmission revenues.
Local Media operating income of $118 million for the first quarter of 2018 decreased 5% from $124 million for the same prior-year period, mainly reflecting the revenue mix.
Corporate
Corporate expenses of $75 million for the first quarter of 2018 increased 14% from $66 million for the same prior-year period, driven primarily by higher employee-related costs.
Adoption of New Accounting Standards
During the first quarter of 2018, the Company adopted two new accounting standards. Changes from these standards include the presentation of net periodic pension and postretirement benefit costs on the statement of operations; the recognition of revenue from the renewal of license agreements at the beginning of the license periods rather than upon execution of such agreements; and the presentation of revenues from the distribution of third-party content at the gross amount received from the customer, with a corresponding increase to operating expenses. For more information regarding the effects of these accounting changes, refer to the Company’s quarterly report on Form 10-Q for the first quarter ended March 31, 2018.

About CBS Corporation
CBS Corporation (NYSE: CBS.A and CBS) is a mass media company that creates and distributes industry-leading content across a variety of platforms to audiences around the world. The Company has businesses with origins that date back to the dawn of the broadcasting age as well as new ventures that operate on the leading edge of media. CBS owns the most-watched television network in the U.S. and one of the world’s largest libraries of entertainment content, making its brand -“the Eye” - one of the most recognized in business. The Company’s operations span virtually every field of media and entertainment, including cable, publishing, local TV, film, and interactive and socially responsible media. CBS’ businesses include CBS Television Network, The CW (a joint venture between CBS Corporation and Warner Bros. Entertainment), Network Ten Australia, CBS Television Studios, CBS Studios International, CBS Television Distribution, CBS Consumer Products, CBS Home Entertainment, CBS Interactive, CBS Films, Showtime Networks, CBS Sports Network, Pop (a joint venture between CBS Corporation and Lionsgate), Smithsonian Networks, Simon & Schuster, CBS Television Stations, and CBS EcoMedia. For more information, go to www.cbscorporation.com.

Cautionary Statement Concerning Forward-Looking Statements
This news release contains both historical and forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934. These forward-looking statements are not based on historical facts, but rather reflect the Company’s current expectations concerning future results and events. Similarly, statements that describe our objectives, plans or goals are or may be forward-looking statements, including the Company’s expectations concerning its revenues and EPS for 2018. These forward-looking statements involve known and unknown risks, uncertainties and other factors that are difficult to predict and which may cause the actual results, performance or achievements of the Company to be different from any future results, performance or achievements expressed or implied by these statements. These risks, uncertainties and other factors include, among others: changes in the public acceptance of the Company’s content; advertising market conditions generally; changes in technology and its effect on competition in the Company’s markets; changes in the federal communications laws and regulations; the impact of piracy on the Company’s products; the impact of the consolidation in the market for the Company’s content; the impact of negotiations or the loss of affiliation agreements or retransmission agreements; effects relating to the Company exploring, entering into, and/or consummating any potential transaction with Viacom Inc.; the impact of union activity, including possible strikes or work stoppages or the Company’s inability to negotiate favorable terms for contract renewals; other domestic and global economic, business, competitive and/or other regulatory factors affecting the Company’s businesses generally; and other factors described in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”) including, but not limited to, the Company’s most recent Form 10-K, Form 10-Qs and Form 8-Ks. The forward-looking statements included in this document are made only as of the date of this document and we do not undertake any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.

Contacts:
Press:	Investors:
Gil Schwartz	Adam Townsend
Senior Executive Vice President and	Executive Vice President, Corporate Finance and
Chief Communications Officer	Investor Relations
(212) 975-2121	(212) 975-5292
gdschwartz@cbs.com	adam.townsend@cbs.com

Dana McClintock	David Bank
Executive Vice President of Communications	Senior Vice President, Investor Relations
(212) 975-1077	(212) 975-6106
dlmcclintock@cbs.com	david.bank@cbs.com

CBS CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in millions, except per share amounts)

	Three Months Ended
	March 31,
	2018	2017

Revenues	$3,761	$3,343
Operating income	772	726
Interest expense	(118)	(109)
Interest income	17	13
Other items, net	(11)	(21)
Earnings from continuing operations before income taxes	660	609
Provision for income taxes	(135)	(138)
Equity in loss of investee companies, net of tax	(14)	(17)
Net earnings from continuing operations	511	454
Net loss from discontinued operations, net of tax	—	(706)
Net earnings (loss)	$511	$(252)

Basic net earnings (loss) per common share:
Net earnings from continuing operations	$1.34	$1.11
Net loss from discontinued operations	$—	$(1.72)
Net earnings (loss)	$1.34	$(.61)

Diluted net earnings (loss) per common share:
Net earnings from continuing operations	$1.32	$1.09
Net loss from discontinued operations	$—	$(1.70)
Net earnings (loss)	$1.32	$(.61)

Weighted average number of common shares outstanding:
Basic	382	410
Diluted	386	416

Dividends per common share	$.18	$.18

CBS CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited; in millions)

	At	At
	March 31, 2018	December 31, 2017
Assets
Cash and cash equivalents	$147	$285
Receivables, net	3,820	3,697
Programming and other inventory	1,593	1,828
Prepaid expenses and other current assets	631	463
Total current assets	6,191	6,273
Property and equipment	3,036	3,051
Less accumulated depreciation and amortization	1,777	1,771
Net property and equipment	1,259	1,280
Programming and other inventory	3,252	2,881
Goodwill	4,891	4,891
Intangible assets	2,661	2,666
Other assets	2,337	2,852
Total Assets	$20,591	$20,843

Liabilities and Stockholders’ Equity
Accounts payable	$230	$231
Participants’ share and royalties payable	1,104	986
Program rights	631	373
Short-term debt	217	679
Current portion of long-term debt	19	19
Accrued expenses and other current liabilities	1,868	1,684
Total current liabilities	4,069	3,972
Long-term debt	9,470	9,464
Other liabilities	5,069	5,429
Stockholders’ Equity	1,983	1,978
Total Liabilities and Stockholders’ Equity	$20,591	$20,843

CBS CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in millions)

	Three Months Ended
	March 31,
	2018	2017
Operating Activities:
Net earnings (loss)	$511	$(252)
Less: Net loss from discontinued operations, net of tax	—	(706)
Net earnings from continuing operations	511	454
Adjustments to reconcile net earnings from continuing operations to net cash flow provided by operating activities from continuing operations:
Depreciation and amortization	56	55
Stock-based compensation	44	40
Equity in loss of investee companies, net of tax and distributions	14	17
Change in assets and liabilities, net of investing and financing activities	92	112
Net cash flow provided by operating activities from continuing operations	717	678
Net cash flow provided by operating activities from discontinued operations	—	41
Net cash flow provided by operating activities	717	719
Investing Activities:
Investments in and advances to investee companies	(40)	(49)
Capital expenditures	(30)	(27)
Acquisitions	—	(21)
Other investing activities	3	15
Net cash flow used for investing activities from continuing operations	(67)	(82)
Net cash flow used for investing activities from discontinued operations	(23)	(7)
Net cash flow used for investing activities	(90)	(89)
Financing Activities:
Repayments of short-term debt borrowings, net	(462)	(420)
Repayment of debt borrowings of CBS Radio	—	(3)
Payment of capital lease obligations	(4)	(4)
Payment of contingent consideration	(5)	(7)
Dividends	(71)	(77)
Purchase of Company common stock	(186)	(531)
Payment of payroll taxes in lieu of issuing shares for stock-based compensation	(52)	(76)
Proceeds from exercise of stock options	16	36
Other financing activities	(1)	—
Net cash flow used for financing activities	(765)	(1,082)
Net decrease in cash and cash equivalents	(138)	(452)
Cash and cash equivalents at beginning of period (includes $24 (2017) of discontinued operations cash)	285	622
Cash and cash equivalents at end of period (includes $7 (2017) of discontinued operations cash)	$147	$170

CBS CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION
(Unaudited; in millions)
Adjusted Operating Income and Segment Operating Income

The following table sets forth the Company’s Adjusted Operating Income for the three months ended March 31, 2018 and 2017. The Company defines “Adjusted Operating Income” as operating income excluding merger and acquisition-related costs, where applicable. For each individual reportable segment Adjusted Operating Income is also known as “Segment Operating Income.” The Company presents Segment Operating Income as the primary measure of profit and loss for its reportable segments in accordance with Financial Accounting Standards Board (“FASB”) guidance for segment reporting.
The Company uses Adjusted Operating Income (or Segment Operating Income for each segment), as well as Adjusted Operating Income Margin, to, among other things, evaluate the Company’s operating performance, to value prospective acquisitions and as one of several components of incentive compensation targets for certain management personnel. These measures are among the primary measures used by management for planning and forecasting of future periods, and they are important indicators of the Company’s operational strength and business performance. The Company believes these measures are relevant and useful for investors because they allow investors to view performance in a manner similar to the method used by the Company’s management, help improve investors’ understanding of the Company’s operating performance, and make it easier for investors to compare the Company’s results with other companies that have different financing and capital structures or tax rates. In addition, these are among the primary measures used externally by the Company’s investors, analysts and industry peers for purposes of valuation and for the comparison of the Company’s operating performance to other companies in its industry, and to compare the Company’s year-over-year results.
Because Adjusted Operating Income is a measure of performance not calculated in accordance with accounting principles generally accepted in the United States (“GAAP”), it should not be considered in isolation of, or as a substitute for, operating income or net earnings (loss) as an indicator of operating performance. Adjusted Operating Income, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, this measure does not necessarily represent funds available for discretionary use and is not necessarily a measure of the Company’s ability to fund its cash needs. As Adjusted Operating Income excludes certain financial information that is included in operating income and net earnings (loss), the most directly comparable GAAP financial measures, users of this financial information should consider the types of events and transactions which are excluded. The Company provides the following reconciliation of Adjusted Operating Income to operating income and net earnings (loss).

	Three Months Ended March 31,
	2018	2017
Adjusted Operating Income	$781	$726
Merger and acquisition-related costs	(9)	—
Operating income	772	726
Interest expense	(118)	(109)
Interest income	17	13
Other items, net	(11)	(21)
Earnings from continuing operations before income taxes	660	609
Provision for income taxes	(135)	(138)
Equity in loss of investee companies, net of tax	(14)	(17)
Net earnings from continuing operations	511	454
Net loss from discontinued operations, net of tax	—	(706)
Net earnings (loss)	$511	$(252)

CBS CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)
(Unaudited; in millions)
Free Cash Flow
The Company defines free cash flow as its net cash flow provided by (used for) operating activities before operating cash flow from discontinued operations and discretionary contributions to prefund the Company’s pension plans, and less capital expenditures. The Company’s calculation of free cash flow includes capital expenditures because investment in capital expenditures is a use of cash that is directly related to the Company’s operations. Free cash flow excludes discretionary contributions to prefund the Company’s pension plans because management assesses the Company’s ability to generate operating cash flows without considering the impact from discretionary pension contributions, and decisions regarding the timing of pension plan funding are not dependent on the level of operating cash flows generated during the period. The Company’s net cash flow provided by (used for) operating activities is the most directly comparable GAAP financial measure.
Management believes free cash flow provides investors with an important perspective on the cash available to the Company to service debt, make strategic acquisitions and investments, maintain its capital assets, satisfy its tax obligations, and fund ongoing operations and working capital needs. As a result, free cash flow is a significant measure of the Company’s ability to generate long-term value. It is useful for investors to know whether this ability is being enhanced or degraded as a result of the Company’s operating performance. The Company believes the presentation of free cash flow is relevant and useful for investors because it allows investors to evaluate the cash generated from the Company’s underlying operations in a manner similar to the method used by management. Free cash flow is one of several components of incentive compensation targets for certain management personnel. In addition, free cash flow is a primary measure used externally by the Company’s investors, analysts and industry peers for purposes of valuation and comparison of the Company’s operating performance to other companies in its industry.
As free cash flow is not a measure calculated in accordance with GAAP, free cash flow should not be considered in isolation of, or as a substitute for, either net cash flow provided by (used for) operating activities as a measure of liquidity or net earnings (loss) as a measure of operating performance. Free cash flow, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, free cash flow as a measure of liquidity has certain limitations, does not necessarily represent funds available for discretionary use, and is not necessarily a measure of the Company’s ability to fund its cash needs. When comparing free cash flow to net cash flow provided by (used for) operating activities, the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions that are not reflected in free cash flow. The following table presents a reconciliation of the Company’s net cash flow provided by operating activities to free cash flow:

	Three Months Ended
	March 31,
	2018	2017
Net cash flow provided by operating activities	$717	$719
Capital expenditures	(30)	(27)
Less:
Discretionary pension plan contributions	—	(100)
Operating cash flow from discontinued operations	—	41
Free cash flow	$687	$751
The following table presents a summary of the Company’s cash flows:

	Three Months Ended
	March 31,
	2018	2017
Net cash flow provided by operating activities	$717	$719
Net cash flow used for investing activities	$(90)	$(89)
Net cash flow used for financing activities	$(765)	$(1,082)

CBS CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)
(Unaudited; in millions, except per share amounts)
2018 and 2017 Adjusted Results
The following tables reconcile adjusted financial results to their most directly comparable GAAP financial measures. The Company believes that adjusting its financial results for the impact of these items is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company’s management; provides a clearer perspective on the underlying performance of the Company; and makes it easier for investors, analysts, and peers to compare the Company’s operating performance to other companies in its industry and to compare the Company’s year-over-year results.

	Three Months Ended March 31, 2018
	Reported	Merger and acquisition-related costs	Adjusted
Revenues	$3,761	$—	$3,761

Operating income	$772	$9	$781
Operating income margin (a)	21%		21%
Interest expense	(118)	—	(118)
Interest income	17	—	17
Other items, net	(11)	—	(11)
Earnings before income taxes	660	9	669
Provision for income taxes	(135)	(2)	(137)
Effective income tax rate	20.5%		20.5%

Equity in loss of investee companies, net of tax	(14)	—	(14)
Net earnings	$511	$7	$518
Diluted EPS	$1.32	$.02	$1.34
Diluted weighted average number of common shares outstanding	386		386
(a) Operating income margin is defined as operating income or Adjusted Operating Income divided by revenues.

CBS CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)
(Unaudited; in millions, except per share amounts)

	Three Months Ended March 31, 2017
	Reported	Tax Items (a)	Market Value Adjustment (b)	Adjusted
Revenues	$3,343	$—	$—	$3,343

Operating income	$726	$—	$—	$726
Operating income margin (c)	22%			22%
Interest expense	(109)	—	—	(109)
Interest income	13	—	—	13
Other items, net	(21)	—	—	(21)
Earnings from continuing operations before income taxes	609	—	—	609
Provision for income taxes	(138)	(22)	—	(160)
Effective income tax rate	22.7%			26.3%

Equity in loss of investee companies, net of tax	(17)	—	—	(17)
Net earnings from continuing operations	454	(22)	—	432
Net earnings (loss) from discontinued operations, net of tax	(706)	—	715	9
Net earnings (loss)	$(252)	$(22)	$715	$441
Diluted EPS from continuing operations	$1.09	$(.05)	$—	$1.04
Diluted EPS	$(.61)	$(.05)	$1.72	$1.06
Diluted weighted average number of common shares outstanding	416			416
(a) Reflects a tax benefit from the resolution of certain state income tax matters.
(b) Reflects a noncash charge to reduce the carrying value of CBS Radio to the value indicated by the stock valuation of Entercom.
(c) Operating income margin is defined as operating income or Adjusted Operating Income divided by revenues.